Exhibit 1

$275,000,000
OneBeacon U.S. Holdings, Inc.
4.60% Senior Notes due 2022

Guaranteed by
OneBeacon Insurance Group, Ltd.

UNDERWRITING AGREEMENT
November 6, 2012
BARCLAYS CAPITAL INC.
HSBC SECURITIES (USA) INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
As Representatives of the Several Underwriters named
in Schedule I hereto

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:
OneBeacon U.S. Holdings, Inc., a company organized under the laws of the State of Delaware (the "Company"), proposes to sell $275,000,000 aggregate principal amount of 4.60% Senior Notes due 2022 (the "Notes"). Payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the "Guarantee" and, together with the Notes, the "Securities") on an unsecured and unsubordinated basis by the Company's ultimate parent, OneBeacon Insurance Group, Ltd., a Bermuda exempted limited liability company (the "Guarantor").
The Securities are being issued under an Indenture, to be dated as of November 9, 2012 (the "Base Indenture") among the Company, the Guarantor, and The Bank of New York Mellon Trust Company, N. A., as trustee (the "Trustee"), as supplemented by a Supplemental Indenture thereto, to be dated as of November 9, 2012 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture") among the Company, the Guarantor and the Trustee. This underwriting agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the underwriters listed in Schedule I hereto (the "Underwriters").
1.Representations, Warranties and Agreements of the Company and the Guarantor. The Company and the Guarantor represent, warrant and agree that:
(a)A registration statement on Form S-3 (File No. 333-174867) relating to the Securities has (i) been prepared by the Guarantor and the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; (ii) been filed with the Commission under the Securities Act not earlier than three years prior to the date

EXECUTION VERSION

hereof; and (iii) become effective (including any post-effective amendment thereto) under the Securities Act; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 433 of the Rules and Regulations has been received by the Company or the Guarantor. Copies of such registration statement and any amendment thereto have been delivered by the Company or the Guarantor to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement:
(i)    "Applicable Time" means 4:30 p.m. (New York City time) on the date of this Agreement;
(ii)    "Base Prospectus" means the base prospectus contained in the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the Applicable Time;
(iii)    "Effective Date" means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
(iv)    "Issuer Free Writing Prospectus" means each "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or the Guarantor or used or referred to by the Company or the Guarantor in connection with the offering of the Securities;
(v)    "Preliminary Prospectus" means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Securities;
(vi)    "Pricing Disclosure Package" means, as of the Applicable Time, the Base Prospectus, together with the then most recent Preliminary Prospectus and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;
(vii)    "Prospectus" means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
(viii)    "Registration Statement" means such registration statement, as amended, or as deemed to be amended, as of the applicable Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits and financial statements to such registration statement.
(ix)    Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the respective prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of either the Guarantor or the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date of the Registration Statement that is incorporated by reference in the Registration Statement.
(b)    The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company's or the Guarantor's knowledge, threatened by the Commission.
(c)    At the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities, neither the Company nor the Guarantor was, nor on the date hereof and on the Closing Date, neither the Company nor the Guarantor is or will be, an "ineligible issuer" (as defined in Rule 405 of the Rules and Regulations). The Company and the Guarantor have been since the time of initial filing of the Registration Statement, and continue to be as of the date hereof and as of the Closing Date, eligible to use Form S-3 for the offering of the Securities.
(d)    The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Rules and Regulations. The Pricing Disclosure Package conforms as of the date hereof, and the Prospectus will conform, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, in each case in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Pricing Disclosure Package or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations.
(e)    The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act and (ii) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company and the Guarantor through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(e).

(f)    The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company and the Guarantor through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(e).
(g)    The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company and the Guarantor through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(e).
(i)    Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations) does not conflict with the information contained in the Registration Statement or the Prospectus, and, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(j)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations. The Company and the Guarantor have not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, without the prior written consent of the Representatives, except as set forth on Schedule II hereto. The Company and the Guarantor have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company and the Guarantor have taken all actions necessary so that any "road show" (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Securities will not be required to be filed pursuant to the Rules and Regulations.
(k)    The Guarantor has been duly incorporated and is validly existing as an exempted company with limited liability, in good standing under the laws of Bermuda and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each other subsidiary (as defined in Section 17 below) of the Company or the Guarantor has been duly organized and is validly existing as a corporation or other business entity in good standing under the laws of its jurisdiction of organization, except where the failure to be in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Guarantor and its subsidiaries taken as a whole (a "Material Adverse Effect").
(l)    Each of the Guarantor and its subsidiaries has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of it businesses require such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Guarantor and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to have such power and authority would not, in the aggregate, have a Material Adverse Effect.
(m)    All the outstanding capital shares of the Guarantor and the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any capital shares or other equity interest in the Guarantor or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital shares of the Guarantor or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and all the outstanding capital shares or other equity interests of each subsidiary of the Guarantor have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(n)    Each of the Company and the Guarantor has all requisite power and authority to enter into, execute, deliver and perform its obligations under this Agreement, the Indenture and the Notes and to consummate the transactions contemplated by this Agreement and the Notes.
(o)    This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantor.
(p)    The Notes have been duly and validly authorized and when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, the Notes will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles, and will be entitled to the benefits provided by the Indenture; the Guarantee has been duly and validly authorized and when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, the Guarantee will have been duly and validly executed, authenticated, issued and delivered and will constitute the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles, and will be entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by each of the Company and the Guarantor, and at the Closing Date will be duly executed and delivered by each of the Company and the Guarantor and will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles; as of the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act; and the Securities and the Indenture will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the Base Indenture is substantially in the form filed as an exhibit to the Registration Statement on Form S-3, as filed with the SEC on July 2, 2008 (File No 333-152078).
(q)    The issue and sale of the Securities, the execution and delivery of this Agreement and the Indenture by each of the Company and the Guarantor and the performance and compliance by each of the Company and the Guarantor with all the provisions of this Agreement, the Indenture and, with respect to the Company, the Notes and, with respect to the Guarantor, the Guarantee and the consummation by each of the Company and the Guarantor of the transactions contemplated herein and therein and in the Pricing Disclosure Package and Prospectus, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Guarantor and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the memorandum of association or bye-laws (or similar organizational documents) of the Guarantor or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties or assets, or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority to which the Guarantor or any of its subsidiaries is subject (including, without limitation, the rules and regulations of the New York Stock Exchange), except for such conflicts, violations and breaches in the case of clauses (i) and (iii) as could not reasonably be expected to have a Material Adverse Effect.
(r)    Except as described in the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or self-regulatory organization or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties or assets is required for the issue and sale by the Company and the Guarantor of the Securities or the execution, delivery and performance of this Agreement and the Indenture by the Company and the Guarantor and the consummation of the transactions contemplated herein and therein by each of the Company and the Guarantor, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities or blue sky laws, insurance securities laws or foreign securities laws, and from the Financial Industry Regulatory Authority, Inc. ("FINRA") in connection with the purchase and sale of the Securities by the Underwriters.
(s)    The Securities will be offered and sold in compliance with Bermuda, U.S. federal and state securities laws.
(t)    Except as described in the Pricing Disclosure Package and the Prospectus, neither the Guarantor nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference could reasonably be expected to have a Material Adverse Effect; and since such date, there has not been any change in the capital shares or long-term debt of the Guarantor or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders' equity, properties, management, business or prospects of the Guarantor and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(u)    Since the date as of which information is given in the Pricing Disclosure Package and except as described in the Pricing Disclosure Package and the Prospectus, neither the Guarantor nor any of its subsidiaries have (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its shares.
(v)    The historical financial statements of the Guarantor and its consolidated subsidiaries and of the Company and its consolidated subsidiaries (including, in each case, the related notes and supporting schedules) included or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(w)    Pricewaterhouse Coopers LLP ("PwC"), who have audited certain financial statements of the Guarantor and its consolidated subsidiaries and of the Company and its consolidated subsidiaries, and have audited the Guarantor's internal control over financial reporting, whose reports appear in the Pricing Disclosure Package and the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 7(h) hereof, are an independent registered public accounting firm with respect to the Guarantor and its consolidated subsidiaries within the meaning of the Securities Act, the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements which they audited, contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus.
(x)    The Guarantor and each of its subsidiaries have good and marketable title to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in each of the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Guarantor and its subsidiaries; and all material assets held under lease by the Guarantor and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Guarantor and its subsidiaries.

(y)    Except as described in each of the Pricing Disclosure Package and the Prospectus, the Guarantor and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Guarantor and its subsidiaries are in full force and effect; the Guarantor and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Guarantor nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Guarantor or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Guarantor nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.
(z)    Nothing has come to the attention of the Company or the Guarantor that has caused the Company or the Guarantor to believe that the statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Regulatory Matters" and in the consolidated financial statements of the Guarantor and its subsidiaries or the Company and its subsidiaries included or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus are based on or derived from sources that are not reliable and accurate in all material respects.
(aa)    Neither the Guarantor nor any subsidiary is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, none of them will be, (i) an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "business development company" (as defined in Section 2(a)(48) of the Investment Company Act).
(bb)    Except as described in each of the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries is a party or of which any property or assets of the Guarantor or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
(cc)    Neither the Guarantor nor any of its subsidiaries has knowledge that any other party to any material contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; the statements set forth in the Pricing Disclosure Package and the Prospectus under the captions "Description of Senior Debt Securities and Subordinated Debt Securities" and "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Securities and the other transaction documents described therein, and the statements made or incorporated by reference in the Pricing Disclosure Package and the Prospectus under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Regulatory Matters," "Certain Relationships and Related Transactions, and Director

Independence," and "Material Tax Considerations," insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
(dd)    No relationship, direct or indirect, exists between or among the Guarantor and/or the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Guarantor and/or the Company, on the other hand, that is required to be described in the Pricing Disclosure Package or the Prospectus which is not so described, except to the extent such relationship would not constitute an omission to state a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading.
(ee)    No labor disturbance by the employees of the Guarantor or its subsidiaries exists or, to the knowledge of the Guarantor, is imminent that could reasonably be expected to have a Material Adverse Effect.
(ff)    (i) Each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA")) for which the Guarantor or any of its subsidiaries or, to the knowledge of the Guarantor, any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code")), would have any liability (each a "Plan") has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) except as could not reasonably be expected to have a Material Adverse Effect, with respect to each Plan subject to Title IV of ERISA (a) no "reportable event" (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Guarantor or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a "multiemployer plan", within the meaning of Section 4001(c)(3) of ERISA); and (iii) except as could not reasonably be expected to have a Material Adverse Effect, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(gg)    The Guarantor and each of its subsidiaries have filed all U.S. federal, state, local Bermuda and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have timely paid all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, except (i) taxes that are being contested in good faith in appropriate proceedings or (ii) to the extent that the failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(hh)    Neither the Guarantor nor any of its subsidiaries (i) is in violation of its articles of incorporation, memorandum of association, by laws or bye-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority to which the Guarantor or any of its subsidiaries is subject (including, without limitation, the rules and regulations of the New York Stock Exchange), except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)    Each of the Guarantor and its subsidiaries (i) make and keep accurate books and records and (ii) maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Guarantor's and the Company's financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Guarantor's and the Company's assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for the Guarantor's and the Company's assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(jj)    (i) Each of the Guarantor and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Guarantor and its subsidiaries and the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Guarantor and its subsidiaries and the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(kk)    Since the date of the most recent balance sheet of each of the Guarantor and its consolidated subsidiaries and the Company and its consolidated subsidiaries reviewed or audited by PwC and the audit committee of the board of directors of the Guarantor or the Company, as applicable, (i) neither the Guarantor nor the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Guarantor and each of its subsidiaries or the Company and each of its subsidiaries, respectively, to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Guarantor and each of its subsidiaries or the Company and each of its subsidiaries, respectively, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(ll)    There is and has been no failure on the part of either of the Guarantor or the Company or, to the knowledge of the Guarantor and the Company, respectively, any of the Guarantor's or the Company’s respective directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(mm)    The Guarantor and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the in the Pricing Disclosure Package and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Guarantor and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, each subsidiary of the Guarantor that conducts the business of insurance or is licensed as such (collectively, the "Insurance Subsidiaries") is duly organized and licensed as an insurance company in its jurisdiction of incorporation, and is duly licensed or authorized as an insurer in each other jurisdiction in which the conduct of its business requires it to be so licensed or authorized, except to the extent that the failure to be so licensed or authorized would not, singly or in the aggregate, have a Material Adverse Effect; each of the Guarantor and each Insurance Subsidiary has made all required filings under applicable insurance company statutes and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to make such filing, singly or in the aggregate, would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus; and none of the Guarantor or any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Guarantor or any of its subsidiaries, other than in any case where the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification, singly or in the aggregate, would not have a Material Adverse Effect.
(nn)    Except, in the aggregate, as could not reasonably be expected to have a Material Adverse Effect, the Guarantor and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.
(oo)    Neither the Guarantor nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.
(pp)    Except as described in the in the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company or Guarantor is currently prohibited, directly or indirectly, from paying any dividends to the Company or Guarantor, as applicable, from making any other distribution on such subsidiary's capital shares, from repaying to the Company or Guarantor any loans or advances to such subsidiary from the Company or Guarantor or from transferring any of such subsidiary's property or assets to the Company or Guarantor or any other subsidiary of the Company or Guarantor.

(qq)    Neither the Guarantor nor any of its subsidiaries, nor, to the knowledge of the Guarantor, any director, officer, agent, employee or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment and to the knowledge of the Guarantor, the Guarantor and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures which are designed to promote and achieve compliance therewith
(rr)    The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Guarantor threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
(ss)    Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Guarantor and its subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary or joint venture partner or knowingly to any other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(tt)    The Company and the Guarantor have not, other than the final term sheet in the form attached as Schedule III hereto and to be filed pursuant to 5(a) hereof, distributed and, prior to the later to occur of any Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(j) or 5(a)(vi) and the documents listed on Schedule II hereto.
(uu)    None of the Guarantor or any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Guarantor or its subsidiaries in connection with the offering of the Securities in violation of the Exchange Act;
(vv)    The Guarantor has no knowledge of any threatened or pending downgrading of (i) except as disclosed in the Pricing Disclosure Package, any of its Insurance Subsidiaries financial strength or claims-paying ability ratings by Moody's Investor Services, Inc. ("Moody's"), Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), or Fitch, Inc. ("Fitch"), the only "nationally recognized statistical rating organizations," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act ("NRSRO"), which currently rate the financial strength or claims-paying ability of the Company or any of its subsidiaries or (ii) any of its debt ratings by Moody's, S&P, or Fitch.

(ww)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Guarantor nor any of its Insurance Subsidiaries has made any material change in its insurance reserving practices since September 30, 2012 other than in the ordinary course of business of the type previously disclosed to the Underwriters.
(xx)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, (i) all reinsurance and retrocessional treaties, contracts, agreements and arrangements to which the Guarantor, or any of the Insurance Subsidiaries is a party are in full force and effect and none of the Guarantor, the Company or any of the Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, with such exceptions that would not, singularly or in the aggregate, have a Material Adverse Effect and (ii) none of the Guarantor, the Company or any of the Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform thereunder and, to the best knowledge of the Guarantor and the Insurance Subsidiaries, none of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform thereunder except to the extent adequately and properly reserved for in the consolidated financial statements of the Guarantor, with such exceptions that would not, singularly or in the aggregate, have a Material Adverse Effect.
(yy)    The Guarantor has received from the Bermuda Minister of Finance a standard assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Pricing Disclosure Package and Prospectus under the caption "Risk Factors—Risks that Related to Taxes—We may become subject to taxes in Bermuda after 2035," and the Guarantor has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government; the Bermuda Monetary Authority has designated the Guarantor as non-resident for exchange control purposes; the Guarantor is an "exempted company" under Bermuda law and has not conducted its business in a manner that is prohibited for "exempted companies" under Bermuda law; the Guarantor has not received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes or its status as an "exempted company."
(zz)    Except as described in the Pricing Disclosure Package and the Prospectus, (A) no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Guarantor or against or affecting any of its properties, rights, revenues or assets; and (B) no notice to the Bermuda Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up the Guarantor or application to reorganize its affairs pursuant to a scheme of arrangement or application for the appointment of a receiver has been filed with the Supreme Court of Bermuda.
([[)    It is not necessary under the laws of Bermuda in order to enable any Underwriter to enforce its rights under this Agreement to be licensed, qualified or otherwise entitled to carry on business in Bermuda; this Agreement is in proper legal form under the laws of Bermuda for the enforcement thereof against the Guarantor; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in Bermuda that this Agreement be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Bermuda.

(aaa)    The Guarantor and the Guarantor's obligations under this Agreement are subject to civil and commercial law and to suit and neither the Guarantor nor any of its properties, assets or revenues has any right of immunity, on the grounds of sovereignty or otherwise: (i) from any legal action, (ii) from any suit or proceeding, (iii) from the giving of any relief in any thereof, (iv) from setoff or counterclaim, (v) from the jurisdiction of any court, (vi) from service of process, (vii) from attachment upon prior to judgment, (viii) from attachment in aid of execution of judgment, (ix) from execution of a judgment, or (x) from other legal process or proceeding for the giving of any relief or for the enforcement of judgment; in any jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.
(bbb)    Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Guarantor, as applicable, as to matters covered thereby, to each Underwriter.
2.    Purchase of the Securities by the Underwriters. Subject to the terms and conditions herein, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to 99.231% of the principal amount thereof, the aggregate principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.
3.    Offering of Securities by the Underwriters. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.
4.    Delivery of and Payment for the Securities.
(a)    The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will, upon request by the Representatives, cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Closing Date with respect thereto at the office of DTC or its designated custodian (the "Designated Office") or at another mutually agreed location. The time and date of such delivery and payment shall be, with respect to the Securities, 9:00 a.m., New York City time, on November 9, 2012 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the "Closing Date." Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
(b)    The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Closing Date.

5.    Further Agreements of the Company, the Guarantor and the Underwriters.
(a)    The Company and the Guarantor jointly and severally agree:
(i)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Closing Date except as provided herein; to advise the Representatives, promptly after they receive notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet containing a description of the Securities, in the form attached hereto as Schedule III and approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after they receive notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal of such order; and in the event of the issuance of any such notice of objection, promptly to amend the Registration Statement in such manner as may be required to permit offers and sales of the Securities;
(ii)    To furnish promptly upon request to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
(iii)    To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon its request or otherwise, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
(iv)    To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;
(v)    Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;
(vi)    Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives (which consent being deemed to have been given with respect to the final term sheet prepared and filed pursuant to Section 5(a) hereof in the form attached as Schedule III hereto and any other Issuer Free Writing Prospectus identified on Schedule II hereto);
(vii)    To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
(viii)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith none of the Company, the Guarantor or any of their respective subsidiaries shall be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(ix)    During the period in which the Prospectus relating to the Securities (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, to comply with all requirements imposed by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions of this Agreement and by the Prospectus. If during such period any event occurs as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company and the Guarantor will promptly notify the Representatives and will, subject to Section 5(a)(i) hereof, amend the Registration Statement, amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company and the Guarantor) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request;
(x)    To make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations;
(xi)    Until 30 days following the Closing Date, neither the Company nor the Guarantor will, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, otherwise dispose of, or guarantee any debt securities that are substantially similar to the Securities (including, without limitation, with respect to the maturity, currency, interest rate and other material terms of the Securities), other than certain intercompany indebtedness to be issued substantially simultaneously with the closing of the Securities;
(xii)    To take all reasonable actions necessary, including engaging advisers to act on behalf of the Company, to enable Moody's, S&P and Fitch, Inc. to provide at the Closing Date their respective credit ratings of the Securities; and
(xiii)    The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and Prospectus under the caption "Use of Proceeds."
(b)    (i) Each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Guarantor and the Company (any such issuer information with respect to whose use the Guarantor and the Company have given their consent, "Permitted Issuer Information"); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Guarantor or the Company with the Commission prior to the use of such free writing prospectus unless (1) informed by the Guarantor or the Company that the information contained in such filing is incorrect or (2) such information has been amended or corrected in a document filed by the Guarantor or the Company with the Commission and (ii) "issuer information," as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
6.    Expenses. The Guarantor and the Company jointly and severally agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with the performance of their obligations hereunder, including without limitation, (a) the costs incident to the authorization, sale, preparation and delivery of the Securities and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and all exhibits, amendments and supplements thereto, or any document incorporated by reference therein; (c) the costs incident to the distribution of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and all exhibits, amendments and supplements thereto; (d) the costs of production, reproduction and distribution of each of this Agreement, any supplemental agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the fees and expenses of the Company's and the Guarantor's counsel and independent accountants; (f) the costs incident to any investor presentations on any "road show" undertaken in connection with the marketing of the Securities; (g) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (h) any rating of the Securities by any rating agency ; (i) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the Trustee); (j) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; and (k) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor.
7.    Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantor contained herein, to the performance by the Company and the Guarantor of their respective obligations hereunder, and to each of the following additional terms and conditions:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
(b)    The Representatives shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(c)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, the Indenture and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Guarantor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    Cravath, Swaine & Moore LLP shall have furnished to the Representatives its written opinion, as special counsel to the Company and the Guarantor, addressed to the Underwriters and dated such Closing Date, substantially in the form attached hereto as Exhibit A-1.
(e)    Conyers Dill & Pearman Limited shall have furnished to the Representatives its written opinion, as special Bermuda counsel to the Company and the Guarantor, addressed to the Underwriters and dated such Closing Date, substantially in the form attached hereto as Exhibit A-2.
(f)    The General Counsel of the Company and the Guarantor shall have furnished to the Representatives his written opinion, as general counsel to the Company and the Guarantor, addressed to the Underwriters and dated such Closing Date, substantially in the form attached hereto as Exhibit A-3.
(g)    The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated such the Closing Date, with respect to the sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(h)    At the time of execution of this Agreement, the Representatives shall have received from PwC a letter, in form and substance satisfactory to the Representatives and PwC, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm with respect to the Company and the Guarantor within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three Business Days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants'' "comfort letters" to underwriters in connection with registered public offerings.
(i)    With respect to the letter of PwC referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Guarantor and the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Closing Date (i) confirming that they are an independent registered public accounting firm with respect to the Company and the Guarantor within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three Business Days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(j)    The Company and the Guarantor shall have furnished to the Representatives a certificate, dated the Closing Date, of their respective Chief Financial Officers, substantially in the form attached hereto as Exhibit B.
(k)    The Guarantor and the Company shall have furnished to the Representatives an officers’ certificate, dated the Closing Date, substantially in the form attached hereto as Exhibit C.
(l)    (i) Neither the Guarantor nor any of its subsidiaries shall have sustained, since the Applicable Time, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital shares or long-term debt of the Guarantor or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders' equity, properties, management, business or prospects of the Guarantor and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.
(m)    On or after the Applicable Time (i) except as disclosed in the Pricing Disclosure Package, no downgrading shall have occurred in the rating accorded the Securities or any of the Guarantor’s or the Company's debt securities or preferred shares, or the Guarantor’s or any subsidiary’s financial strength or claims paying ability by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Guarantor's or the Company's debt securities or preferred shares or the Guarantor's and its subsidiaries' consolidated financial strength or consolidated claims-paying ability.
(n)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or Bermuda or there shall have been a declaration of a national emergency or war by the United States or Bermuda; (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and Prospectus.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
8.    Indemnification and Contribution.
(a)    The Company and the Guarantor shall jointly and severally indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Base Prospectus, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter, or (D) any "road show" (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a "Non-Prospectus Road Show"), (ii) the omission or alleged omission to state in the Registration Statement or in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, or any Non-Prospectus Road Show in the light of the circumstances under which they were made, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Base Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company or the Guarantor through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Guarantor or the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
(b)    Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Guarantor, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company or the Guarantor, officers and employees, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to the purchases and sales of Securities), to which the Company, the Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Base Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Base Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company or the Guarantor through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, the Guarantor or any such director, officer, employee or controlling person.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder

(whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor, on the one hand, or the Underwriters, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
(e)    The Underwriters severally confirm and the Company and the Guarantor acknowledge and agree that the statements regarding delivery of the Securities by the Underwriters set forth on the cover page of, and the sentences concerning (i) discounts and allowances; (ii) the list of Underwriters and (iii) the market-making and stabilizing transactions by the Underwriters appearing under the caption "Underwriting" in the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company or the Guarantor by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
9.    Defaulting Underwriters.
(a)    If any Underwriter defaults in its obligation to purchase the principal amount of the Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions which the principal amount of the Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Securities less the principal amount of the Securities the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Securities if the total principal amount of the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total principal amount of the Securities, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the principal amount of the Securities set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters reasonably satisfactory to the Representatives who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Securities. If the non-defaulting Underwriters or the other underwriters reasonably satisfactory to the Representative do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Guarantor and the Company, except for the indemnity and contribution agreements of the Guarantor and the Company and the Underwriters contained in Section 8 of this Agreement. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 9.
(b)    If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Securities of a defaulting Underwriter, the Representatives may postpone the Closing Date for up to seven full Business Days in order that the Guarantor and the Company may effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and the Company agrees to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which, in the opinion of the Representatives, may thereby be made necessary.
(c)    Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.
10.    Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Guarantor prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(l), 7(m) and 7(n) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.
11.    Reimbursement of Underwriters' Expenses. If (a) the Company and the Guarantor shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Guarantor to perform any agreement on their part to be performed, or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company or the Guarantor is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantor will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company and the Guarantor shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, neither the Company nor the Guarantor shall be obligated to reimburse any defaulting Underwriter on account of those expenses.
12.    No Fiduciary Duty. The Company and the Guarantor acknowledge and agree that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Guarantor and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Guarantor, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company or the Guarantor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Guarantor shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantor. The Company and the Guarantor hereby waive any claims that the Company or the Guarantor may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
13.    Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to the Representatives in case of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133); and
(b)    if to the Company or the Guarantor, shall be delivered or sent by mail or facsimile transmission to OneBeacon Insurance Group, Ltd., 601 Carlson Parkway, Suite 600, Minnetonka, MN 55305, Attention: Maureen A. Phillips, Esq. (Fax: 888-353-6247).
(c)    Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantor shall be entitled to act and rely upon any request, consent, notice or agreement given or made by or on behalf of the Underwriters, by the Representatives.
14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Guarantor contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company and the Guarantor, the officers of the Company and the Guarantor who have signed the Registration Statement and any person controlling the Company and the Guarantor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
15.    Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
16.    Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405.
17.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
18.    Counterparts. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
19.    WAIVER OF JURY TRIAL. WAIVER OF JURY TRIAL. THE GUARANTOR, THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
20.    Authorized Agent. The Guarantor irrevocably (i) agrees that any legal suit, action or proceeding against the Guarantor brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any United States federal or state court in the city of New York, State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Guarantor has appointed Maureen A. Phillips, Esq. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in the any United States federal or state court in the city of New York, State of New York by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Guarantor represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Guarantor shall be deemed, in every respect, effective service of process upon the Guarantor.
21.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
If the foregoing correctly sets forth the agreement among the Company, the Guarantor and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

EXECUTION VERSION

Very truly yours,

ONEBEACON U.S. HOLDINGS, INC.

By:
Name:
Title:

ONEBEACON INSURANCE GROUP, LTD.

By:
Name:
Title:

Underwriting Agreement Signature Page

Accepted as of the date first set forth above.
BARCLAYS CAPITAL INC.
For itself and as Representative
of the Underwriters named
in Schedule I hereto
By:
    Name:
    Title:
Authorized Representative

HSBC SECURITIES (USA), INC.
For itself and as Representative
of the Underwriters named
in Schedule I hereto
By:
    Name:
    Title:
Authorized Representative

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
For itself and as Representative
of the Underwriters named
in Schedule I hereto
By:
    Name:
    Title:
Authorized Representative

Underwriting Agreement Signature Page

SCHEDULE I

Underwriters	Principal Amount of Securities to be Purchased
Barclays Capital Inc.	118,250,000
HSBC Securities (USA) Inc.	45,375,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	45,375,000
U.S. Bancorp Investments, Inc.	16,500,000
Wells Fargo Securities, LLC	16,500,000
BNY Mellon Capital Markets, LLC	8,250,000
Commerzbank Capital Markets Corp.	8,250,000
Lloyds Securities Inc.	8,250,000
RBS Securities Inc.	8,250,000
Total	$275,000,000

Schedule I

SCHEDULE II
Issuer Free Writing Prospectuses & Documents Incorporated by Reference

(a.)	Issuer Free Writing Prospectuses

(i)	Not included in the Pricing Disclosure Package
(i)Net roadshow

(ii)	Included in the Pricing Disclosure Package
(i)    Final Pricing Term Sheet

(b.)	Additional Documents Incorporated by Reference

(i)	None

Schedule III

SCHEDULE III

Filed Pursuant to Rule 433
Registration Statement No. 333- 174867-04
Pricing Term Sheet
$275,000,000 4.600% NOTES DUE 2022

Schedule III

Issuer:	OneBeacon U.S. Holdings, Inc.
Guarantor	OneBeacon Insurance Group, Ltd.
Principal Amount:	$275,000,000
Security Type:	Senior Notes
Legal Format:	SEC Registered
Price to Public:	99.881% of principal amount
Trade Date:	November 6, 2012
Settlement Date:	November 9, 2012 (T+3)
Maturity Date:	November 9, 2022
Coupon:	4.600%
Benchmark Treasury:	1.625% due August 15, 2022
Benchmark Treasury Price and Yield:	98-31 / 1.740%
Spread to Benchmark Treasury:	2.875% (287.5 basis points)
Yield to Maturity:	4.615%
Ratings*:	Moody’s: Baa2 (Stable) / S&P: BBB- (Stable) / Fitch: BBB (Stable)
Interest Payment Dates:	Semi-annually on May 9 and November 9, commencing on May 9, 2013
Redemption Provision:
At any time, OB Holdings may redeem the Senior Notes, in whole or in part, at a ‘‘make-whole’’ redemption price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments to maturity of the principal and interest (other than accrued interest) on the Senior Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus accrued interest to the redemption date

CUSIP; ISIN:	68245J AB6; US68245JAB61
Joint Book-Running Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC BNY Mellon Capital Markets, LLC Commerzbank Capital Markets Corp. Lloyds Securities Inc. RBS Securities Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may by subject to revision or withdrawal at any time.
Additional Information

Schedule III

All information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.
Pro Forma Ratio of Earnings (Loss) to Fixed Charges
The table that appears in the Preliminary Prospectus Supplement under “Ratio of Earnings (Loss) to Fixed Charges” is amended to include the following additional information regarding the guarantor’s pro forma ratio of earnings (loss) to fixed charges for the year ended December 31, 2011 and the nine months ended September 30, 2012 to give effect to this offering and the use of proceeds therefrom as if the notes were issued on January 1, 2011:

	Pro Forma Year Ended December 31, 2011	Pro Forma Nine Months Ended September 30, 2012
Ratio of earnings to fixed charges	5.7	11.6
Ratio of earnings to combined fixed charges and preferred stock dividends
	5.7	11.6

Other
In the Preliminary Prospectus Supplement, the total principal amount of 5.875% Senior Unsecured Notes, and the principal amount of such notes held by OneBeacon Insurance Company, in each case, as of September 30, 2012, do not include an additional $24.3 million principal amount of such notes held by OneBeacon Insurance Company on such date that was transferred to the Issuer in October 2012 for cancellation in connection with a dividend declared by OneBeacon Insurance Company in August 2012.
The issuer and the guarantor have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847, from HSBC Securities (USA) Inc. by calling 1-866-811-8049, or from Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling 1-800-294-1322.

Schedule III

EXHIBIT A-1
FORM OF OPINION OF ISSUER’S COUNSEL

1.
Based solely on a certificate of the Secretary of State of the State of Delaware, the Company has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

2.
Except as described in the Prospectus, no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any governmental authority of the United States of America, the State of New York, or the State of Delaware is required to be made or obtained by the Company or the Guarantor for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Securities Act or the Trust Indenture Act, (ii) those that may be required under the Securities Act in connection with the use of a "free writing prospectus" and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

3.
None of the execution and delivery of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Securities by each of the Company and the Guarantor, the consummation by the Company and the Guarantor of the transactions contemplated by the Underwriting Agreement, or the compliance by each of the Company and the Guarantor with all of the provisions of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Securities, (i) will result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement, (ii) will violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware, or (iii) will conflict with or violate the certificate of incorporation or by-laws of the Company. Our opinion in clause (i) of the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency.) We note that certain of the Specified Agreements are governed by laws other than New York law; our opinions expressed herein are based solely upon our understanding of the plain language of such agreements, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

4.
The statements under the headings "Description of Senior Debt Securities and Subordinated Debt Securities " and "Description of the Notes" in the Pricing Disclosure Package and in the Prospectus, insofar as such statements purport to summarize certain provisions of the Securities, the Base Indenture and the Supplemental Indenture, are accurate and complete in all material respects, [and the statements under the heading "Certain Tax Considerations – United States" in the Pricing Disclosure Package and in the Prospectus, insofar as such statements purport to describe the material United States federal income tax laws, tax consequences of an investment in the Securities, fairly summarize the matters therein described].

5.	The Registration Statement became effective under the Securities Act on June 30, 2011; the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the General

Ex A-1-1

Rules and Regulations under the Securities Act on [___], 2012, and thereupon the offering of the Securities as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

6.
Based solely on the certificate dated the date hereof, from an officer of each of the Company and the Guarantor, attached as Exhibit A hereto, neither the Company nor the Guarantor is required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

7.
Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the execution of the Supplemental Indenture is authorized or permitted by the Base Indenture; and the Indenture has been duly qualified under the Trust Indenture Act.

8.
The Securities have been duly authorized and executed by the Company, and when authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor will have been validly issued and delivered and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Base Indenture and the Supplemental Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

9.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

In rendering the foregoing opinions, counsel may make customary qualifications and assumptions.
Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, Pricing Disclosure Package and the Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraph 4 of our opinion to you as counsel to the Company dated the date hereof. Subject to the foregoing, we confirm to you, on the basis of information gained in the course of the performance of the services rendered above, that the Registration Statement, at the time it initially became effective and the Prospectus, as of the date hereof, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that we do not express any view as to the financial statements and other information of

Ex A-1-2

a statistical, accounting or financial nature included therein (including, without limitation, the report of management's attestation of the effectiveness of internal control over financial reporting or the auditor's attestation report thereon). Furthermore, subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that: (i) the Registration Statement, at the time the Registration Statement was last amended or deemed to be amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Pricing Disclosure Package, considered together as of [___] p.m. (New York City Time (the "Applicable Time"), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we do not express any view as to the financial statements and other information of a statistical, accounting or financial nature included therein (including, without limitation, the report of management's attestation of the effectiveness of internal control over financial reporting or the auditor's attestation report thereon).

Ex A-1-3

EXHIBIT A-2
FORM OF OPINION OF
BERMUDA COUNSEL TO GUARANTOR

1.    The Guarantor is duly incorporated and existing under the laws of Bermuda as an exempted company, and is in good standing, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.
2.    The Guarantor has the necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Base Indenture and the Supplemental Indenture (together, including the Guarantee, the "Transaction Documents,"). The execution and delivery and performance of the Transaction Documents by the Guarantor and the performance by the Guarantor of its obligations thereunder will not violate the memorandum of association or bye-laws of the Guarantor nor any applicable law, regulation, order or decree in Bermuda.
3.    The Guarantor has taken all corporate action required to authorise its execution and filing of the Registration Statement and its execution, delivery of the Transaction Documents. The Registration Statement has been duly executed by or on behalf of the Guarantor. The Transaction Documents have been duly executed and delivered by or on behalf of the Guarantor, and constitute the valid and binding obligations of the Guarantor in accordance with the terms thereof.
4.    No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the transactions contemplated by the Transaction Documents, except such as have been duly obtained or filed in accordance with Bermuda law.
5.    It is not necessary or desirable to ensure the validity or enforceability in Bermuda of any of Transaction Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.
6.    There are no Bermuda stamp duty, transfer or similar taxes payable in respect of the Transaction Documents. The Transaction Documents are not subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of the Transaction Documents.
7.    There is no capital gains, income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Guarantor pursuant to the Transaction Documents.
8.    The Guarantor’s agreement to the choice of law provisions set forth in Section 18 of the Underwriting Agreement and Section [112] of the Base Indenture [include Supplemental Indenture as appropriate] is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Underwriting Agreement and the [Base/ Supplemental] Indenture to the non-exclusive jurisdiction of

Ex A-2-1

United States federal court or state court in the city of Boston, State of Massachusetts (the “Foreign Courts”) is valid and binding upon the Guarantor.
9.    The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Guarantor based upon the Transaction Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda. All payments of principal, premium (if any) and interest on the Notes pursuant to the Guarantee may be paid by the Guarantor to the registered holder thereof in US dollars.
10.    The statements contained (A) in the Guarantor 's Annual Report on Form 10-K under the captions "Risk Factors – Risks Relating to Our Relationship with White Mountains", "Risk Factors – Risks That Relate to Taxation", and "Regulatory Matters – Bermuda Law", (B) in the Prospectus under the caption "Enforcement of Civil Liabilities under United States Federal Securities Laws and Other Matters" and (C) in the Registration Statement in Item 15, to the extent that they purport to describe the provisions of the laws of Bermuda referred to therein including the memorandum of association and the bye-laws of the Guarantor, are accurate in all material respects.
11.    Based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 conducted at [ ] am on [    ], 2012 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are no charges registered on the assets of the Guarantor.
12.    Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [ ] am on [    ], 2012 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Guarantor, nor any legal or governmental proceedings pending in Bermuda to which the Guarantor is subject.
13.    Based solely on a search of the public records in respect of the Guarantor maintained at the offices of the Registrar of Companies at [ ] am on [ ], 2012 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at [    ] am on [    ], 2012 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Guarantor, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings.

Ex A-2-2

14.    Each of the Underwriters will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Underwriting Agreement by the Underwriters.
15.    Each of the Underwriters has standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of the Underwriting Agreement. It is not necessary or advisable in order for each of the Underwriters to enforce its rights under the Underwriting Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.
16.    The Guarantor has been designated as non resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction.
17.    The Guarantor has received an assurance from the Ministry of Finance in Bermuda that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Guarantor or any of its operations or its shares, debentures or other obligations, provided that such assurance shall not be construed so as to prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not be construed so as to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased by the Guarantor, with such assurance stated to be in effect until 31 March 2035.
18.    [The appointment by the Guarantor of [Maureen A. Phillips, Esq.] as agent for the receipt of any service of process in respect of any United States federal or state court in the city of New York, State of New York, in connection with any matter arising out of or in connection with the Underwriting Agreement and [Base/ Supplemental] Indenture is a valid and binding appointment, if such appointment is valid and binding under the laws of the State of New York and if no other procedural requirements are necessary in order to validate such appointment.]
19.    The Guarantor is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Transaction Documents in respect of itself or its property.
In rendering the foregoing opinions, counsel may make customary qualifications and assumptions.

Ex A-2-3

EXHIBIT A-3
ONEBEACON FORM OF OPINION
1.Each of the subsidiaries listed on Annex A hereto, based solely on certificates of public officials in the jurisdictions listed on Annex A (copies of which have been delivered to you by the Company or the Guarantor) is duly qualified to do business and is in good standing the jurisdictions listed on Annex A opposite the name of such subsidary. To the extent any subsidiary listed on Annex B hereto is an insurance company (an "Insurance Subsidiary"), each such Insurance Subsidiary is duly licensed or authorized as an insurer in each jurisdiction in which the conduct of its business requires it to be so licensed or authorized, except to the extent that the failure to be so licensed or authorized would not, singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole. Except as described in the Prospectus, each of the Company, the Guarantor and each Insurance Subsidiary has made all required filings under applicable insurance company statutes and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications, singly or in the aggregate, would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole. Except as described in the Prospectus, none of the Company, the Guarantor or any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Guarantor or any of its subsidiaries, other than in any case where the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification, singly or in the aggregate, would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole, or impact the performance by the Company or the Guarantor of its obligations under the Transaction Documents (as defined below) and the consummation of the transactions contemplated thereunder.
2.To my knowledge, neither the Company nor the Guarantor is in violation of any organizational document, corporate resolution or any instrument or agreement of which I have knowledge after due inquiry, in each case binding on it or affecting its property in any manner that could have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.
3.To my knowledge, (a) there is no pending or threatened action, suit, proceeding or investigation before any court or governmental agency or authority or any arbitrator against the Guarantor or any subsidiary of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed as required, and (b) there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Pricing Disclosure Package or Prospectus, or to be filed as an exhibit, which is not described or filed as required.
4.The execution, delivery and performance by the Company and the Guarantor of their respective obligations under the Transaction Documents and the Securities and the consummation of the transactions contemplated therein and the issuance of the sale of the Securities do not constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests to which the Guarantor or any subsidiary of the Guarantor is subject; except for such violations as would, singly or in the aggregate, not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.
5.The statements made in the Annual Report on Form 10-K of each of the Company and the Guarantor under the captions "Management's Discussion and Analysis of Financial Condition and Results

A-3-1

of Operations – Liquidity and Capital Resources – Dividend Capacity" and "Business - Regulatory Matters" insofar as they propose to constitute summaries of the terms of statutes, rules or regulations, constitute accurate summaries of the terms of such statutes, rules and regulations.
6.To my knowledge, the performance by the Company or the Guarantor of its obligations under the Underwriting Agreement and the consummation of the transactions contemplated thereby will not result in a breach of or constitute a default under the express terms and conditions of any material agreement to which the Company or the Guarantor is a party.
7.Except as described in the Pricing Disclosure Package or Prospectus, to my knowledge, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantor owned or to be owned by such person or to require the Company or the Guarantor to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Guarantor under the Securities Act.
In rendering the foregoing opinions, counsel may make customary qualifications and assumptions.

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ANNEX A
SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
A. W. G. Dewar, Inc.	Massachusetts
Atlantic Specialty Insurance Company	New York
The Camden Fire Insurance Association	New Jersey
EBI Claims Services, LLC	Delaware
The Employers’ Fire Insurance Company	Massachusetts
Essentia Insurance Company	Missouri
Homeland Insurance Company of Delaware	Delaware
Homeland Insurance Company of New York	New York
Houston General Insurance Company	Texas
Houston General Insurance Management Company	Texas
Mill Shares Holdings (Bermuda) Ltd.	Bermuda
National Marine Underwriters, Inc.	Massachusetts
The Northern Assurance Company of America	Massachusetts
OBI National Insurance Company	Pennsylvania
OneBeacon America Insurance Company	Massachusetts
OneBeacon Entertainment, LLC	Delaware
OneBeacon Insurance Company	Pennsylvania
OneBeacon Insurance Group LLC	Delaware
OneBeacon Midwest Insurance Company	Wisconsin
OneBeacon Professional Insurance, Inc.	Delaware
OneBeacon Risk Management, Inc.	Delaware
OneBeacon Select Insurance Company	Pennsylvania
OneBeacon Services, LLC	Delaware
OneBeacon Specialty Insurance Company	Pennsylvania
OneBeacon Sports and Leisure, LLC	Delaware
OneBeacon U.S. Enterprises Holdings, Inc.	Delaware
OneBeacon U.S. Financial Services, Inc.	Delaware
OneBeacon U.S. Holdings, Inc.	Delaware
Potomac Insurance Company	Pennsylvania
Traders & General Insurance Company	Texas

Annex A to OneBeacon GC Opinion

ANNEX B
INSURANCE SUBSIDIARIES
Atlantic Specialty Insurance Company
The Camden Fire Insurance Association
The Employers' Fire Insurance Company
Essentia Insurance Company
Homeland Insurance Company of Delaware
Homeland Insurance Company of New York
Houston General Insurance Company
The Northern Assurance Company of America
OBI National Insurance Company
OneBeacon America Insurance Company
OneBeacon Insurance Company
OneBeacon Midwest Insurance Company
OneBeacon Select Insurance Company
OneBeacon Specialty Insurance Company
Potomac Insurance Company
Traders & General Insurance Company

Annex B to OneBeacon GC Opinion

EXHIBIT B
ONEBEACON INSURANCE GROUP, LTD.
November [___], 2012
BACK-UP CERTIFICATE
I, Paul H. McDonough, in my capacity as Chief Financial Officer of OneBeacon Insurance Group, Ltd., a Bermuda exempted limited liability company (the "Guarantor") and of OneBeacon U.S. Holdings, Inc., a Delaware corporation (the "Company"), and not in my individual capacity do hereby determine and certify as follows:
(i)    I have reviewed the items identified in Schedule [__] attached hereto, which information is included or incorporated by reference in the Preliminary Prospectus, dated November 6, 2012, as supplemented by the Free Writing Prospectus, dated November 6, 2012, and the Prospectus, dated November [ ], 2012;
(ii)    I am actively involved in the preparation of the items referred to in clause (i); and
(iii)    To my knowledge, the items referred to in clause (i) are correct in all material respects.
IN WITNESS WHEREOF, I have executed this Certificate of the Company and the Guarantor as of November [___], 2012.

By:________________________
                            Name:     Paul H. McDonough
                            Title:     Chief Financial Officer of
                                OneBeacon Insurance Group, Ltd. and                                     OneBeacon U.S. Holdings, Inc.

Ex B-1-1

EXHIBIT C
ONEBEACON U.S. HOLDINGS, INC.
ONEBEACON INSURANCE GROUP, LTD.
November [___], 2012
OFFICER'S CERTIFICATE

Each of T. Michael Miller, in his capacity as Chief Executive Officer, and Paul H. McDonough, in his capacity as Chief Financial Officer, of OneBeacon U.S. Holdings, Inc., a company organized under the laws of the State of Delaware (the "Company") and of OneBeacon Insurance Group, Ltd., a Bermuda exempted limited liability company (the "Guarantor") and not, in each case, in his individual capacity, do hereby deliver this certificate pursuant to Section 7(k) of the Underwriting Agreement, dated November [___], 2012 (the "Underwriting Agreement"), among the Company, the Guarantor and the several Underwriters named in Schedule I thereto, and do hereby certify as follows:

(i) we have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in our judgment, each of the representations set forth in Sections 1(e), 1(f), 1(g) and 1(h) of the Underwriting Agreement is true and correct;

(ii) each of the other representations and warranties of the Company and the Guarantor contained in Section 1 of the Underwriting Agreement is true and correct as if made on and as of the date hereof;

(iii) the Company and the Guarantor have complied with all of their respective agreements contained in the Underwriting Agreement and, at or prior to the date hereof, have satisfied all of the respective conditions on their part to be complied with or satisfied under the Underwriting Agreement at or prior to the date hereof; and

(iv) no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to their knowledge, threatened;

Capitalized terms used in this Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Underwriting Agreement.

[Signature Page Follows]

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806529-NYCSR05A - MSW

IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name as of the date first written above.

By:________________________
Name: T. Michael Miller
Title:     Chief Executive Officer of
        OneBeacon Insurance Group, Ltd. and
        OneBeacon U.S. Holdings, Inc.

By:________________________
Name: Paul H. McDonough
Title:     Chief Financial Office of
OneBeacon Insurance Group, Ltd. and
        OneBeacon U.S. Holdings, Inc.

Ex C-1-2

806529-NYCSR05A - MSW